UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF ORIGINAL REPORT (DATE OF EARLIEST EVENT REPORTED): September 18, 2015

American Housing Income Trust, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Maryland	333-150548	75-3265854
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

34225 N. 27th Drive Building 5, Phoenix, Arizona 85058
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(623) 551-5808
(ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On July 10, 2015, American Housing Income Trust, Inc., a Maryland corporation (the "Company") entered into a Consulting Agreement with Tech Associates, Inc., a California corporation ("Tech Associates"), whereby Tech Associates agreed to provide consulting and corporate advisory services to the Company on a month-to-month basis in consideration of $3,000 per month and the issuance of 6,000 shares of restricted shares of common stock in the Company with piggyback registration rights on any registration statement. The Company's share issuance under this Consulting Agreement was facilitated on September 18, 2015 with the execution and submission of an issuance request to the Company's transfer agent, thus triggering the Company's obligation to disclose herein.

On September 11, 2015, the Company entered into a Consulting Agreement with Barry Migliorini, an individual, to provide primarily internet and search optimization services with the intent to drive internet traffic to the Company's website. In consideration for the services identified in Section 1 of the Consulting Agreement, the Company agreed to pay Mr. Migliorini a one-time fee of $2,000 and the issuance of 6,000 shares of restricted shares of common stock in the Company with piggyback registration rights on any registration statement. The Company's share issuance under this Consulting Agreement was facilitated on September 18, 2015 with the execution and submission of an issuance request to the Company's transfer agent, thus triggering the Company's obligation to disclose herein.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Document

10.1	Consulting Agreement (Tech Associates)
10.2	Consulting Agreement (Migliorini)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

American Housing Income Trust, Inc.

By: /s/ Sean Zarinegar
Name: Sean Zarinegar
Title: Chief Executive Officer and President

Dated: September 18, 2015